                                                                    Exhibit 10.1

                                 PROMISSORY NOTE

                  FOR VALUE RECEIVED, the undersigned, Railroad Enterprises, Inc., a New Jersey corporation ("Railroad"), 734 Grand Avenue, Ridgefield, New Jersey 07657, promises to pay to the order of Norton McNaughton of Squire, Inc., a New York corporation ("Norton"), 463 Seventh Avenue, New York, New York, 10018, the principal sum of Three Hundred Thousand Dollars ($300,000), together with interest at the rate of six (6%) percent per annum until paid in full. The principal amount of this Note shall be payable in thirty-six (36) equal monthly installments of Nine Thousand One Hundred Twenty-six dollars and Fifty-eight Cents ($9,126.58) each, in accordance with the amortization schedule set forth on Exhibit A, commencing May 1, 1996 and terminating April 1, 1999, at which time the principal amount of this Note then outstanding, together with any outstanding accrued and unpaid interest thereon, shall be paid in full.

                  Railroad shall have the right, at its option, to prepay the principal amount of this Note in whole or in part at any time and from time to time, without premium or penalty, together with all interest accrued throughout the date of prepayment in respect of the principal amount hereof so prepaid.

                  Norton shall have the right, without demand or notice, to accelerate this Note and to declare the entire unpaid balance hereof and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note upon the occurrence of any of the following events of default (each, an "Event of Default"), unless every such Event of Default shall have been made good and cured: (a) Railroad fails to make payment of principal or interest under this Note when and as the same shall become due and payable or
(b) Railroad admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any bankruptcy, reorganization or insolvency act, makes an assignment for the benefit of creditors, or, on a petition in bankruptcy filed against it, is adjudicated a bankrupt, which judgment, order or decree shall not be appealed within the permitted time period from the date of entry thereof and subsequently vacated. Upon such declaration, the obligations evidenced by this Note shall be immediately due and payable.

                  In the event of any Event of Default hereunder, Railroad agrees to pay to Norton all expenses, including, without limitation, reasonable attorneys' fees and other legal expenses incurred by Norton in the enforcement and collection of this Note.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon Railroad, its successors and assigns, and inure to the benefit of Norton, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                         RAILROAD ENTERPRISES, INC.

                                         BY: Richard Gallo
                                             ----------------------

INSTALLMENT NOTE SCHEDULE      EXHIBIT A
RAILROAD ENTERPRISES


Interest rate:  6%
Term (mos.):    36

                                                                              BAL @ MONTH-END
                                                                  ------------------------------------------
                 MONTHLY            AMOUNT APPLIED TO             REMAIN'G        REMAIN'G        REMAIN'G
DATE             PAYMENT        PRINCIPAL         INTEREST        BAL             CURRENT         LONG-TERM
- - ------------    --------        --------------------------        ------------------------------------------
OPENING BALANCE
                                                                  300,000.00      94,078.15       205,921.85
         1      9,126 58        7,626 58          1,500.00        292,373.42      94,548.54       197,824.88
         2      9,126.58        7,664.71          1,461.87        284,708.71      95,021.29       189,687.42
         3      9,126.58        7,703.04          1,423.54        277,005.67      95,496.39       181,509.28
         4      9,126.58        7,741.55          1,385.03        269,264.12      95,973.88       173,290.24
         5      9,126.58        7,780.26          1,346.32        261,483.86      96,453.74       165,030.12
         6      9,126.58        7,819.16          1,307.42        253,664.70      96,936.01       156,728.69
         7      9,126.58        7,858.26          1,268.32        245,806.44      97,420.69       148,385.75
         8      9,126.58        7,897.55          1,229.03        237,908.89      97,907.80       140,001.10
         9      9,126.58        7,937.04          1,189.54        229,971.86      98,397.34       131,574.52
        10      9,126.58        7,976.72          1,149.86        221,995.14      98,889.32       123,105.82
        11      9,126.58        8,016.60          1,109.98        213,978.53      99,383.77       114,594.76
        12      9,126.58        8,056.69          1,069.89        205,921.85      99,880.69       106,041.16
        13      9,126.58        8,096.97          1,029.61        197,824.88     100,380.09        97,444.78
        14      9,126.58        8,137.46            989.12        189,687.42     100,881.99        88,805.43
        15      9,126.58        8,178.14            948.44        181,509.28     101,386.40        80,122.88
        16      9,126.58        8,219.03            907.55        173,290.24     101,893.33        71,396.91
        17      9,126.58        8,260.13            866.45        165,030.12     102,402.80        62,627.31
        18      9,126.58        8,301.43            825.15        156,728.69     102,914.81        53,813.87
        19      9,126.58        8,342.94            783.64        148,385.75     103,429.39        44,956.36
        20      9,126.58        8,384.65            741.93        140,001.10     103,946.54        36,054.56
        21      9,126.58        8,426.57            700.01        131,574.52     104,466.27        27,108.26
        22      9,126.58        8,468.71            657.87        123,105.82     104,988.60        18,117.22
        23      9,126.58        8,511.05            615.53        114,594.76     105,513.54         9,081.22
        24      9,126.58        8,553.61            572.97        106,041.16     106,041.16            (0.00)
        25      9,126.58        8,596.37            530.21         97,444.78      97,444.79            (0.00)
        26      9,126.58        8,639.36            487.22         88,805.43      88,805.43            (0.00)
        27      9,126.58        8,682.55            444.03         80,122.88      80,122.88            (0.00)
        28      9,126.58        8,725.97            400.61         71,396.91      71,396.91            (0.00)
        29      9,126.58        8,769.60            356.98         62,627.31      62,627.32            (0.00)
        30      9,126.58        8,813.44            313.14         53,813.87      53,813.87            (0.00)
        31      9,126.58        8,857.51            269.07         44,956.36      44,956.36            (0.00)
        32      9,126.58        8,901.80            224.78         36,054.56      36,054.56            (0.00)
        33      9,126.58        8,946.31            180.27         27,108.26      27,108.26            (0.00)
        34      9,126.58        8,991.04            135.54         18,117.22      18,117.22            (0.00)
        35      9,126.58        9,035.99             90.59          9,081.22       9,081.22            (0.00)
        36      9,126.63        9,081.22             45.41             (0.00)          0.00            (0.00)